                                                                   EXHIBIT 10.10

                             DOMINION TITLE, L.L.C.

                               MEMBERS' AGREEMENT

         THIS AGREEMENT, dated June 7, 1999, is among STEWART TITLE COMPANY, a Texas corporation ("STEWART") and DALTOR HOUSTON TITLE, INC., a Texas corporation ("DALTOR") (all hereinafter sometimes collectively called the "Members" and singly called "Member"), and DOMINION TITLE, L.L.C., a Texas limited liability company (the "Company").

         WHEREAS, the Members are the owners of all of the outstanding ownership interests ("Membership Interest") of the Company, as follows:

Member                                            Membership Interest
------                                            -------------------
STEWART                                                    51%
DALTOR                                                     49%

         WHEREAS, the Members desire to enter into certain agreements relating to the ownership, voting and transferability of the Membership Interest;

         NOW, THEREFORE, in consideration of the mutual promises and other valuable considerations, the Members and the Company agree as follows:

                                   ARTICLE I.

                        RESTRICTIONS ON TRANSFERABILITY

         1.1 General Restrictions on Transferability of Membership Interest. The following restrictions shall apply to all Membership Interests of the Company. These restrictions are in addition to any restrictions in the Regulations ("Regulations") of the Company.

         1.2 Specific Restriction on Transferability. Except as hereinafter provided in this Agreement and the Regulations, no Member may make, cause or allow any transfer, sale, passage, assignment, gift, exchange, distribution, transfer, pledge, mortgage, encumbrance or any other disposition of its Membership Interest whatsoever, whether voluntarily or involuntarily or directly or indirectly, except with the written consent of the Company and all other Members. If such consent is given, it shall also be deemed to constitute a vote of all of the remaining Members to continue the business of the Company. Provided, however, that each of Stewart and DALTOR shall have the right to transfer its Membership Interest to its parent company, or to any subsidiary or affiliated company which is controlled by Stewart and/or its parent company, or DALTOR and/or its parent company, respectively, without triggering any of the provisions of this Agreement as long as such transferee corporation executes and agrees to be bound by the provisions of this Members' Agreement. Notwithstanding the foregoing, in the event:

         (a) a Member receives a bona fide offer in writing to purchase any Membership Interest owned by such Member or any part thereof which such Member is willing to accept;

         (b) a Member corporation is dissolved, liquidated or merged where the Member corporation is not the surviving corporation;

         (c)      the controlling shareholder(s) of a Member changes;

         (d) any Membership Interest owned by a Member becomes subject to an involuntary disposition, including, without limitation, any disposition pursuant to or by reason of or under judicial order, legal or equitable process, execution, attachment or enforcement of a pledge, trust or other security interest or encumbrance; or

         (e) a Member (i) files an application for, or consents to, the appointment of a trustee of such Member's assets, (ii) files a voluntary petition in bankruptcy or files a pleading in any court of record admitting in writing such Member's inability to pay debts as they come due, (iii) makes a general assignment for the benefit of creditors, (iv) files an answer admitting the material allegations of, consents to, or defaults in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding or (v) has an order, judgment or decree by any court of competent jurisdiction entered against such Member adjudicating such Member as bankrupt or appointing a trustee of such Member's assets and such order, judgment or decree is not dismissed within ninety
                  (90) days after its issuance;

and all the remaining Members consent to continue the business of the Company, then, unless the Company and the other Members agree in writing otherwise, all of the Membership Interest owned by such Member, or that portion of the Membership Interest so affected, shall be automatically subject to the purchase options as provided in this Agreement, any written notification requirement is waived, and there is an automatic requirement to offer to sell such Membership Interest upon the happening of the above described events. Failure to send any written notification does not terminate or invalidate the automatic requirement to offer to sell such Membership Interest as provided in this Agreement.

         1.3 Requirements of Offer. If any Member or its legal representative is required to extend the purchase option as provided in this Agreement, such Member or its legal representative (hereinafter referred to as the "Offering Member") shall offer in writing to sell such Membership Interest to the Company by notice to the Secretary of the Company.

         1.4 Offer to the Company. On or before the expiration of thirty (30) days from the date of receipt by the Company of the aforesaid notification, the Secretary of the Company shall certify in writing to the Offering Member the percentage, if any, of such Offering Member's Membership Interest which has been elected to be purchased by the Company pursuant to the provisions hereof, and the Secretary shall deliver to the Offering Member the total purchase price thereof, at which time the sale of such Membership Interest and all rights incident to ownership thereof shall be deemed to occur. The Secretary shall thereupon cause proper notation to be made in the books and records of the Company.

         1.5 Offer to the Other Members. If the Company elects not to purchase all or any part of the Membership Interest of the Offering Member in accordance with the terms of this Agreement, on or before thirty (30) days after receipt of the written offer, the Secretary of the Company shall, by writing deposited in the United States mails with postage prepaid, notify each of the other Members (other than the Offering Member) as of the date of the receipt of notice by the Secretary that the Offering Member has offered to sell some or all of its Membership Interest, pursuant to the provisions of this Agreement, stating the name of such Offering Member and the Membership Interest available for purchase by the other Members. The other Members shall have thirty (30) days from the date of mailing of such notification by the Secretary within which to exercise their right to purchase all or any part of the offered Membership Interest that they may purchase pursuant to the provisions of this Agreement.

         1.6 Consummation of Sales. At the expiration of thirty (30) days from the date of sending the aforesaid notification to said Members, the Secretary of the Company shall then certify in writing to the Offering Member the percentage, if any, of such Offering Member's Membership Interest which has been elected to be purchased by the other Members pursuant to the provisions hereof, and the Secretary shall deliver to the Offering Member the total purchase price thereof, at which time the sale of said Membership Interest and all rights incident to ownership thereof shall deem to occur. The Secretary shall thereupon cause proper notation to be made in the books of the Company to reflect such transfer.

         1.7 Failure to Purchase Entire Membership Interest Offered. If, upon completion of the procedure described above, all of the Membership Interest has not been sold, the Offering Member shall have the right for a period of thirty (30) days after the expiration of the time periods heretofore described to transfer any remaining unsold Membership Interest that had theretofore been offered pursuant to the provisions hereof. Notwithstanding the preceding sentence, no sale, transfer, pledge, assignment or other disposition shall be effective unless and until the transferee executes and delivers to the Company an agreement in respect of the Membership Interest to be transferred to such transferee, which agreement shall be substantially in the form of this Agreement with such modifications as the Company determines to be appropriate. If the ownership of the offered Membership Interest is not transferred to a third party before the expiration of the thirty (30) day period, such Membership Interest shall again be subject to the restrictions of transferability provided in this Agreement.

                                  ARTICLE II.

                                 PURCHASE PRICE

         2.1 Purchase Price Under Section 1.2 (a) - Bona Fide Offers. In connection with any purchase of any Membership Interest owned by a Member (hereinafter called the "Selling Member" by the Company or any other Members pursuant to this Agreement as a result of an offer made to the Company or such other Members arising out of a bona fide offer in writing received by the Selling Member (as described in Section 1.2 (a) hereof), the price which the Company or such other Members shall pay for such Membership Interest shall be the same price that the bona fide offeror for such Membership Interest shall have so offered for such Membership Interest. The purchase price determined pursuant to the provisions of this Section 2.1 shall be paid on the same terms as the bona fide offer.

         2.2 Purchase Price - Generally. In connection with any other purchase of a Membership Interest owned by any Selling Member, by the Company or any other Member under Sections 1.2(b)-(e), the purchase price per percentage of Membership Interest for such Membership Interest shall be the Fair Value of such Membership Interest as defined in Section 2.4 below.

         2.3 Determination Date. As used herein, "Determination Date" means, in connection with any offer or any event which causes an offer for sale of the Membership Interest owned by a Selling Member pursuant to this Agreement, the date upon which the Selling Member or its legal representative delivers to the Secretary of the Company notice of its offer in writing of such Membership Interest, or if no such notice is delivered, the date of occurrence of the event or the determination by the Managers of the Company of the existence of the condition which subjects the Selling Member's Membership Interest to such offer, as the case may be.

         2.4 Determination and Payment of Purchase Price.

         (a) Except as otherwise provided in Section 2.1 hereof, the purchase price to be paid for the purchase of a Membership Interest of the Company pursuant to this Agreement shall be determined from unaudited financial statements of the Company at the date and for the period indicated in the foregoing provisions hereof, prepared by the Company's independent public accountants in accordance with generally accepted accounting principles consistently applied. "Fair Value" of each percentage of Membership Interest shall be determined by multiplying the average Net Pre-Tax Earnings per percentage of Membership Interest of the Company for the completed full five (5) fiscal years immediately preceding the exercise of the right of first refusal, by four (4). If the purchase price has to be determined pursuant to this Section 2.4(a) before the expiration of five (5) full fiscal years of the Company, then the Net Pre-Tax Earnings of the Company shall be determined by adding the Net Pre-Tax Earnings of the Company for each year prior to the Determination Date and dividing the total by the number of actual full fiscal years lapsed; provided, however, that if the Company shall be in the third or forth quarter of its current fiscal year at the time the purchase price has to be determined pursuant to this Section 2.4(a), the Net Pre-Tax Earnings for such most recent fiscal year shall be determined (and used as the amount for one fiscal year in the above calculation) by dividing the amount of the Net Pre-Tax Earnings for the current fiscal year (up to and including the last complete month) by the number of complete months of such fiscal year and multiplying such amount by twelve.

         (b) "Net Pre-Tax Earnings" shall be calculated in accordance with generally accepted accounting principles, consistently applied.

         (c) Except as provided in Section 2.1 hereof, such purchase price shall be payable, at the election of the purchaser of such Membership Interest, in cash upon consummation of such purchase, or at least ten percent (10%) in cash upon consummation of such purchase and the balance thereof evidenced by a promissory note of such purchaser, payable to the seller of such Membership Interest of such principal amount. Such promissory note shall be payable, at the election of such purchaser, in up to five (5) equal annual installments of principal which shall be due and payable on the succeeding anniversary dates of the making thereof, and shall bear interest at the prime rate of interest published in the Wall Street Journal, Southwest Edition, in effect on the applicable Determination Date. Such promissory note, or any portion thereof, may be prepaid without penalty.

                                  ARTICLE III.

                                MAJOR DECISIONS

         Subject to the additional requirements in Subsection (c) below, the Company shall not undertake the following actions without an affirmative vote of seventy percent (70%) or more of the Membership Interest of the Company:

         (a) Distributions. Except as hereinafter provided in this Paragraph (a), make any distribution, either directly or indirectly, and whether in cash or property or an obligation of the Company. Notwithstanding the foregoing, from time to time (but at least once each calendar month), the Managers shall determine in their reasonable judgment to what extent the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses for thirty days, debt service, immediate capital expenditures and reasonable contingency reserves. If such an excess exists, the Managers shall cause the Company to distribute to the members in the same ratio as profits and losses of the Company, an amount in cash equal to that excess. From time to time, the Managers also may cause property of the Company other than cash to be distributed to the members, which distribution must be made, in the same ratio as profits and losses of the Company, and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts of the members shall be adjusted as provided in Treas. Reg. Section 1.704-1(b)(2)(iv)(f).

         (b) Prohibition of Mergers, Sales of Assets, Etc. The Company will not, and will not cause or permit any subsidiary to, (i) merge or consolidate with another entity, (ii) sell, lease, exchange or otherwise dispose of all or substantially all of its assets or (iii) enter into or effect a recapitalization or reorganization.

         (c) Amendment to Corporate Documents. The Company shall not amend its Articles of Organization, Regulations or this Member's Agreement. Provided, however, that amendments of Sections 5.4 (Additional Contributions), 5.8 (Transfer and Assignability of Membership Interest), 5.9 (Resignation of Member) and Article XI (Amendments) of the Regulations and of Sections 1.1 (General Restrictions on Transferability of Membership Interest) and 1.2 (Specific Restriction) of this Members' Agreement require the consent of all Members.

         (d) Incurring Debt. The Company shall not borrow, mortgage any Company assets, enter into any financing and/or credit facility agreement, excluding trade accounts payable incurred in the ordinary course of business, for an amount equal or superior to FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) in the aggregate in any one (1) year.

         (e) Member Loans. The Company shall not borrow any funds from a Member except pursuant to Section 5.5(a) of the Regulations.

         (f) Underwriter. The Company shall not use any title underwriter other than Stewart Title Guaranty Company.

         (g) Title Examination Fee Assignments. The Company shall not enter into, modify or terminate any title examination fee agreements with Stewart or with any other title agents.

                                   ARTICLE IV.

                            COVENANTS OF THE MEMBERS

         The Members agree that for as long hereafter as any Member shall own a Membership Interest:

         (a) Access to Information. The Company shall give to each Member, such Member's counsel, accountants and other representatives, access at reasonable times during normal business hours to all of the properties, books and records of the Company, and shall furnish each such Member with such information concerning the Company as such Member may reasonably request.

         (b) Financial Statements and Budgets. The Company shall complete the financial statements for each month within five (5) business days after the end of such month and shall furnish them within fifteen (15) business days after the end of each month to each member. The financial statements shall be reviewed by the members on a quarterly basis. The Company shall also prepare, and furnish to the members, an annual budget, which shall be updated quarterly with regard to the Company's progress against the budget.

         (c) Business With Members. The Company shall be permitted to transact business with any Member, provided the transaction is competitive within the industry, and the Member receives no preferential benefit.

                                   ARTICLE V.

                                VOTING AGREEMENT

         The Members agree to vote their membership interest in favor of;

         (a) the election of a number of persons designated by DALTOR equal to at least 40% of the total number of managers of the Company; and

         (b) The election of a number of persons designated by STEWART equal to the remaining number of managers of the Company.

                                   ARTICLE VI.

                        DISSOLUTION AND NON-COMPETITION

         6.1 Dissolution. In addition to the events of dissolution set forth in
 Section 10.1 of the Regulations of the Company, any Member may cause the dissolution of the Company for any reason, after the Company has been in existence for at least nine (9) months, by giving ninety (90) days' written notice to the other Members at the addresses set forth below.

         6.2  Non Competition.

         (a) Margin Below 20%. If DALTOR elects to dissolve the Company as set forth in Section 6.1 above and the Margin (as defined below) has been below twenty percent (20%) for any four (4) of the immediately preceding eight (8) consecutive months before the notice of dissolution is given, DALTOR agrees not to invest, directly or indirectly, in any title insurance company or title agent in the Greater Houston Metropolitan Area for six (6) months after the dissolution of the Company.

         (b) Generally. If DALTOR elects to dissolve the Company pursuant to
Section 6.1 and subsection 6.2(a) does not apply, DALTOR agrees not to invest, directly or indirectly, in any title insurance company or title agent in the Greater Houston Metropolitan Area for twelve (12) months after the dissolution of the Company.

         (c) Dissolution by Stewart. The foregoing non-compete provisions shall not apply in the event STEWART elects to cause the dissolution pursuant to
Section 6.1 above.

         (d) Definition of Margin. The term "Margin" shall mean pre-tax income divided by the net revenues of the Company.

         6.3 Rights to Name. The parties hereby acknowledge that

         (a) in the event the Company is dissolved, STEWART shall not have the right to use the word "Dominion" in the corporate name of any title insurance company or title agent, which is doing business in the Greater Houston Metropolitan Area and is controlled by STEWART, for a period of two (2) years from the date the Articles of Dissolution of the Company are filed in the Secretary of State's office; and

         (b) as long as DALTOR (or an affiliate or parent company) is a member of the Company and for a period of two (2) years after a dissolution of the Company, neither DALTOR nor any entity controlling DALTOR, or controlled by, or affiliated with, DALTOR shall have the right to organize, form, participate or otherwise become, directly or indirectly, involved with any title insurance company or title agent with the name "Dominion Title, L.L.C." or a deceptively similar name (as defined by the Secretary of State of Texas) in the Greater Houston Metropolitan Area.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         7.1 Conflict with Regulations. In case of a conflict of a provision of this Agreement with any provision set forth in the Regulations of the Company, the provisions of this Agreement shall prevail.

         7.2 Specific Performance; Attorneys' Fees. Should any Member fail or refuse to comply with any of the terms and provisions of this Agreement, the same may be enforced by specific performance. Should it be necessary to retain legal counsel to enforce the terms and provisions hereof, the defaulting Member shall be charged with all responsibility for legal fees, arbitration expense, court costs and litigation expenses incurred in the enforcement of this Agreement.

         7.3 Benefit. This Agreement shall be binding upon and shall operate for the benefit of the Member and their respective executors, administrators, successors and assigns.

         7.4 Entire Agreement and Amendments. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereunder and no waiver, alteration or modification of any of the provisions hereof shall be binding unless it is in writing and consented to by the Members as set forth in Subsection 3(c) above.

                                                                              2.

         7.5 Governing Law. This Agreement shall be governed by the laws of the State of Texas. Any suits arising under this Agreement shall be brought in Harris County, Texas.

         7.6 Severability. In case any term, phrase, clause, paragraph, section restriction, covenant or agreement contained in this Agreement shall be held to be invalid or unenforceable, the same shall be deemed and it is hereby agreed that the same is meant to be severable, and shall not defeat or impair the remaining provisions hereof.

         7.7 Waiver. The waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent or continuing breach of this Agreement by such other party.

         7.8 Assignability. This Agreement shall not be assigned by any party without the prior consent of all other parties.

         7.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, by registered or certified mail return receipt requested, postage prepaid, if addressed to the parties at the addresses set forth opposite their respective signatures at the end of this Agreement. Any party hereto may designate a different address by providing notice of such new address to the other parties hereto.

         7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date and year first above written.

                                    THE COMPANY:

                                    DOMINION TITLE, L.L.C.

                                    By: /s/ MARY ALICE GONZALEZ

                                    Printed Name: Mary Alice Gonzalez
                                    Title: President

                                    Address: 14100 Southwest Frwy, Suite 200-A
                                             Sugar Land, TX 77478

                                    THE MEMBERS:

                                    STEWART TITLE COMPANY

                                    By: /s/ STEWART MORRIS, JR.
                                        -----------------------------
                                    Printed Name: Stewart Morris, Jr.
                                    Title: President

                                    Address: 1980 Post Oak Boulevard
                                             Houston, Texas 77055


                                    DALTOR HOUSTON TITLE, INC,

                                    By: /s/ [ILLEGIBLE]
                                        -----------------------------
                                    Printed Name: [ILLEGIBLE]
                                    Title: Authorized Representative

                                    Address: [ILLEGIBLE]
                                             Houston, Texas 77074